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                                  EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-77303 of Heritage Bancorp, Inc. on Form S-8 of our report dated November 5, 1999 appearing in this amended Form 10-K of Heritage Bancorp, Inc. for the year ended September 30, 1999.

DELOITTE & TOUCHE LLP

Greenville, South Carolina
March 30, 2000